RESCISSION AGREEMENT

This Rescission Agreement is made this 6th May 2016, by and among Breathe Ecig Corp., a Nevada corporation, and White Fox Ventures, Inc., a Nevada Corporation;

WHEREAS, on April 1st, 2016, the two parties executed an Acquisition Agreement between them, subsequent to the settlement of the Company's major remaining liabilities; This Agreement was entered into to define the future direction of the business.

WHEREAS, the parties hereto, upon further discussions have determined, based upon extensive due diligence, that this contemplated arrangement was potentially structurally inadequate;

WHEREAS, the two parties continue to negotiate towards an alternative corporate transaction which would benefit the current shareholders of Breathe Ecig Corp.,
WHEREAS, the parties hereto acknowledge that a COMPLETE RESCISSION of the 6th May, 2016 transaction is in their respective best interests, and

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

- Rescission Effective immediately upon the execution of this Agreement, the aforementioned previous Acquisition Agreement between the parties shall be deemed fully RESCINDED; and the respective benefits, liabilities or obligations imposed under or by them shall be cancelled and made void and all described assets and liabilities addressed in said Agreements shall revert back unencumbered as of the date of this Agreement.

- Entire Agreement. All prior statements, agreements, representations and warranties, if any, regarding the subject matter hereof, are totally superseded by and merged into this Agreement, which represents the final and sole agreement of the parties with respect to the matters which are the subject hereof.

The Company also wishes to reaffirm to shareholders the composition of its executive management team:

A. Shinsuke Nakano -- Chairman & Chief Executive Officer
B. Takehiro Abe -- Chief Operating Officer
C. Seth Shaw -- Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

/s/ Shinsuke Nakano
Chief Executive Officer, Director
Breathe Ecig Corp.

/s/ Seth Shaw, Chief Financial Officer, Director
Breathe Ecig Corp.

/s/ Shinsuke Nakano, Director
White Fox Ventures, Inc.

/s/ Takehro Abe, Treasurer
White Fox Ventures, Inc.